UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 31, 2015

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On March 31, 2015, Franklin Covey Co. (the Company) entered into the Fourth Modification Agreement to its existing amended and restated secured credit agreement (the Restated Credit Agreement) with JPMorgan Chase Bank, N.A. (the Lender).  The Lender also provides the majority of the Company’s day-to-day banking services.

The primary purposes of the Fourth Modification Agreement are to are to (i) increase the maximum principal amount of the line of credit from $10.0 million to $30.0 million; (ii) extend the maturity date of the Restated Credit Agreement from March 31, 2016 to March 31, 2018; (iii) reduce the applicable interest rate from LIBOR plus 2.50 percent to LIBOR plus 1.85 percent per annum; (iv) reduce the unused commitment fee from 0.33 percent to 0.25 percent per annum; and (v) increase the aggregate cap for permitted business acquisitions from $5.0 million to $10.0 million.

The Fourth Modification Agreement preserves existing debt covenants that include (i) a Funded Debt to EBITDAR ratio, (ii) a Fixed Charge Coverage ratio, and (iii) a limit on capital expenditures.  These financial covenants remain the same as defined in previous modifications to the Restated Credit Agreement.  However, the Fourth Modification Agreement adds a new asset coverage ratio whereby the Company may not permit the aggregate amounts of consolidated accounts receivable to be less than 150 percent of the outstanding balance of the line of credit.

The other key terms and conditions of the Fourth Modification Agreement are substantially the same as those defined in the Restated Credit Agreement.  The Restated Credit Agreement was described in the Company’s Form 8-K filed on March 17, 2011, which information is incorporated by reference herein.

In connection with the Fourth Modification Agreement, certain of the Company’s subsidiaries entered into a Consent and Agreement of Guarantor.

The foregoing description of the Fourth Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Modification Agreement and the Consent and Agreement of Guarantor which are filed as Exhibits 10.1 and 10.2 attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On March 31, 2015, the Company and certain of its subsidiaries entered into the Fourth Modification Agreement and a Consent and Agreement of Guarantor with the Lender as described above in Item 1.01.  The information in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:
	10.1	Fourth Modification Agreement by and between JPMorgan Chase Bank, N.A. and Franklin Covey Co., dated March 31, 2015.
	10.2	Consent and Agreement of Guarantor by and between JPMorgan Chase Bank, N.A. and Franklin Covey Co., dated March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	April 2, 2015	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer